As filed with the United States Securities and Exchange Commission on March 30, 2006
Registration No. 333-103319

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARTVILLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	94-3360099
(State or other jurisdiction or	(I.R.S. Employer
incorporation or organization)	Identification No.)
3840 Greentree Avenue SW
Canton, Ohio 44706
(330) 484-8166 / (888) 492-2550 (fax)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2003 Non-Qualified Stock Option Plan
(Full title of the plans)

Dennis C. Rushovich
President and Chief Executive Officer
3840 Greentree Avenue SW
Canton, Ohio 44706
(330) 484-8166 / (888) 492-2550 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jack A. Bjerke, Esq.
Baker & Hostetler, LLP
65 East State Street, Suite 2100
Columbus, Ohio 43215
(614) 462-4712 / (614) 462-2616 (fax)

CALCULATION OF REGISTRATION FEE*

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
Title of Each Class of	Amount to be	Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Unit (2)	Price(2)	Fee

*	The Registration Fee was previously calculated in connection with the filing of the Registration Statement on February 19, 2003 (File No. 333-103319).
No exhibits are filed with this Post-Effective Amendment.

EXPLANATORY STATEMENT
     On February 19, 2003, Hartville Group, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-103319) (the “Registration Statement”) which registered 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Company’s 2003 Non-Qualified Stock Option Plan (the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all shares of Common Stock reserved for issuance under the Plan that have not yet been issued.
     Accordingly, the Company hereby deregisters the shares of Common Stock that have not been and will not be issued under the Plan. Upon effectiveness hereof, no shares of Common Stock remain registered for issuance under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Ohio, on March 30, 2006.

HARTVILLE GROUP, INC.
By:	/s/ Dennis C. Rushovich
Dennis C. Rushovich
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis C. Rushovich his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 30, 2006 by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Dennis C. Rushovich	President, Chief	March 30, 2006
Dennis C. Rushovich	Executive Officer and Director (principal executive officer)

/s/ Christopher R. Sachs	Chief Financial Officer	March 30, 2006
Christopher R. Sachs	(principal financial and accounting officer)

/s/ Nicholas J. Leighton	Chairman of the Board	March 30, 2006
Nicholas J. Leighton	of Directors

/s/ Alan J. Kaufman	Director	March 30, 2006
Alan J. Kaufman

/s/ Tomas Neuzil	Director	March 30, 2006
Tomas Neuzil